UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 2, 2005
QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (858) 587-1121
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On November 2, 2005, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of QUALCOMM Incorporated (the “Company”), the Committee approved bonuses of the Company’s executive officers for fiscal year 2005. The Committee also approved the annual base salaries (effective as of December 17, 2005) of the Company’s executive officers after a review of performance and competitive market data and approved additional grants of options to purchase the Company’s stock for such individuals. The following table sets forth: the fiscal year 2005 bonus, the annual base salary levels for 2006 and the number of shares subject to newly-approved option grants for the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement dated January 14, 2005 who will continue to be employed by the Company during calendar 2006, as well individuals expected to be Named Executive Officers in the Company’s proxy statement for its 2006 annual stockholder meeting).

	2005	2006	SHARES SUBJECT
NAME AND POSITION	BONUS	BASE SALARY	TO OPTIONS

Irwin Mark Jacobs	$500,000	$650,000	200,000
Chairman of the Board

Paul E. Jacobs	$500,000	$1,025,000	900,000
Chief Executive Officer

Steven R. Altman	$450,000	$750,000	620,000
President

Sanjay K. Jha	$425,000	$700,000	565,000
Executive Vice President and President, CDMA Technologies Group

William E. Keitel	$350,000	$600,000	475,000
Executive Vice President and Chief Financial Officer

Roberto Padovani	$200,000	$465,000	300,000
Executive Vice President and Chief Technology Officer
     On November 4, 2005, the Committee approved the terms of the 2006 Annual Bonus Program applicable to key employees of the Company, including the Company’s executive officers. The design of the Company’s 2006 Annual Bonus Program (the “Bonus Program”) is substantially similar to the Company’s 2005, 2004 and other prior year programs, and all such programs reward achievement at specified levels of financial and individual performance.
     Under the Bonus Program each officer position has an assigned base target bonus level, expressed as a percent of fiscal year end annual salary. Each officer position also has an assigned “stretch” target bonus level, expressed as a percent of fiscal year end annual salary. The target bonus levels are competitive with target bonuses for similar positions reported in independent, third-party published surveys reviewed by the Committee. Depending on corporate and business unit financial performance and individual performance, each officer may earn between 0 and 2.5x of the base target. Two components comprise the fundamental design of the Bonus Program:
•	Financial Performance of the Company or the Company and relevant business unit, as appropriate. Financial performance includes both revenue and Earnings Before Tax (EBT), with greater emphasis placed on EBT. The level of performance, upon which the bonus award is based, is determined from the ratio of fiscal year-end revenue and EBT compared to the planned revenue and EBT budgets reviewed by the Board of Directors at the beginning of the fiscal year.

•	Individual & Organizational Performance. This discretionary component enables the Committee, and the CEO for executive officers other than the CEO, to adjust the annual bonus based on each officer’s performance and contribution to the Company during the fiscal year.

     The Committee’s approval of the terms of the Bonus Program shall not be deemed to create an enforceable agreement between the Company and any employee or executive officer, and the Committee retains discretion to reduce or refuse to authorize any awards under the Bonus Program despite attainment of any specific objectives. No rights to any awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the Bonus Program following the completion of any fiscal year measurement periods.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated (Registrant)
Date: November 8, 2005

	By:	/s/ Daniel L. Sullivan, Ph.D.
Daniel L. Sullivan, Ph.D.
Executive Vice President, Human Resources